Exhibit 2

LETTER FROM LAWRENCE SCHARFMAN & CO CPAPC DATED AUGUST 24, 2009

LAWRENCE SCHARFMAN & CO., CPA P.A.
CERTIFIED PUBLIC ACCIUNTANTS

18 E. SUNRISE HIGHWAY, 203	7104 Corning Circle
FREEPORT NEW YORK 11520	BOYNTON BEACH, FL 33437
TELEPHONE: (516) 771-5900	TELEPHONE; (561) 733-0296
FACSIMILE: (516) 771-2598	FACSIMILE: (561) 740-0613

August 24,2009

Securities and Exchange Commission
Washington, DC 20549

RE:           Global Entertainment Holdings,lnc.
                  File No 000-49679

Ladies and Gentlemen

We were previously the independent registered public accounting firm for Global Entertainment Holdings,lnc.("Global Entertainment") and under the date of April 15,2009 we reported on the financial statements of Global Entertainment Holdings, Inc. as of and for the year ended December 31,2008. In or about April 11,209, the Public Company Accounting Oversight Board ('PCAOB") revoked the registration of Lawrence Scharfman & Co CPA P.C. because of deficiencies in the conduct of certain of Its audits and procedures.

We have read Global Entertainment's statements included under item 4.02(a) and (b) of its Form 8-K filed on August 24,2009 and we agree with such statements.